UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/13/2008

CROWN MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-30700

Delaware	84-1524410
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12700 Ventura Boulevard,
Suite 200,
Studio City, California 91604
(Address of principal executive offices, including zip code)

(818) 755-2400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 13, 2008, Crown Media Holdings, Inc. (the "Company") executed an amendment to the Employment Agreement, dated as of August 8, 2006, with Charles Stanford, the Company's Executive Vice President, Legal and Business Affairs, and General Counsel. The amendment provides for an extension of the term of the employment agreement for an additional two years, through August 8, 2010. Additionally, in each of October 2008 and October 2009, the Company will consider additional salary increases at its discretion based on Mr. Stanford's performance, provided, however, that the minimum increase will be no less than 3%.
On February 13, 2008, the Company executed a second amendment to the Employment Agreement, dated as of July 24, 2006, as amended on November 8, 2006, with Brian Stewart, the Company's Executive Vice President, Finance, and Chief Financial Officer. The amendment provides for an extension of the term of the employment agreement for an additional two years, through July 24, 2010, and increase of Mr. Stewart's annual base salary to $400,000 effective January 1, 2008. On each of January 1, 2009 and January 1, 2010, the Company will consider additional salary increases at its discretion based on Mr. Stewart's performance.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.

Date: February 14, 2008	By:	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President, Legal & Business Affairs, and General Counsel